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                                                                     EXHIBIT 5.1





                                  July 14, 1999


Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Arlington, Virginia  22202


Ladies and Gentlemen:

                  We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed issuance of up to 92,793 shares of the Company's common stock, par value $.01 per share (the "Shares",) which may be issued if and to the extent that the holders of 92,793 units of limited partnership interest (the "Units") in Charles E. Smith Residential Realty L.P. (the "Operating Partnership") tender such Units for redemption. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Amended and Restated Articles of Incorporation (the "Articles") of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on June 25, 1999 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of State


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Board of Directors
July 14, 1999
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                           of the State of Delaware on July 1, 1999 and by the
                           Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate, and in effect.

                  5. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate, and in effect (the "Partnership Agreement").

                  6. Resolutions of the Board of Directors of the Company adopted at a meeting held on July 21, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations or as to compliance with state securities (or "blue sky") laws, rules or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and
(ii) issuance of the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares upon redemption of the Units as contemplated thereby, the Shares will be validly issued, fully paid, and nonassessable.

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Board of Directors
July 14, 1999
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                  This opinion letter has been prepared for your use in
connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                Very truly yours,

                                /s/ Hogan & Hartson L.L.P.
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                                HOGAN & HARTSON L.L.P.





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